UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 28, 2012

REAL GOODS SOLAR, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	001-34044	26-1851813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

833 W. South Boulder Road, Louisville, CO 80027-2452

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (303) 222-8400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On August 28, 2012, our wholly owned subsidiaries Real Goods Energy Tech, Inc., a Colorado corporation, Real Goods Trading Corporation, a California corporation, Earth Friendly Energy Group Holdings, LLC, a Delaware limited liability company, Alteris Renewables, Inc., a Delaware corporation, Earth Friendly Energy Group, LLC, a Delaware limited liability company, Solar Works, LLC, a Delaware limited liability company, Alteris RPS, LLC, a Delaware limited liability company and Alteris ISI, LLC, a Delaware limited liability company, entered into a First Loan Modification Agreement with Silicon Valley Bank (the “Loan Agreement Amendment”) pursuant to which the parties thereto agreed to certain amendments to the Loan and Security Agreement, dated as of December 19, 2011, among them (the “Original Loan Agreement”).

The Loan Agreement Amendment increased the interest rate accruing on borrowings to the greater of the bank’s prime rate or 4.00%, plus 2.75% and also extended the maturity date to October 30, 2012. Before the Loan Agreement Amendment, borrowings accrued interest at the greater of the bank’s prime rate or 4.00%, plus 1.75%, and the maturity date was August 31, 2012.

The foregoing descriptions of the Loan Agreement Amendment are qualified in their entirety by reference to the full text of the Loan Agreement Amendment, which is attached as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

Exhibit 10.1	First Loan Modification Agreement, dated August 28, 2012, among Real Goods Energy Tech, Inc., Real Goods Trading Corporation, Earth Friendly Energy Group Holdings, LLC, Alteris Renewables, Inc., Earth Friendly Energy Group, LLC, Solar Works, LLC, Alteris RPS, LLC, Alteris ISI, LLC and Silicon Valley Bank

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL GOODS SOLAR, INC.

By:	/s/ John R. Jackson
John R. Jackson
Secretary

Date: August 29, 2012

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

Exhibit 10.1	First Loan Modification Agreement, dated August 28, 2012, among Real Goods Energy Tech, Inc., Real Goods Trading Corporation, Earth Friendly Energy Group Holdings, LLC, Alteris Renewables, Inc., Earth Friendly Energy Group, LLC, Solar Works, LLC, Alteris RPS, LLC, Alteris ISI, LLC and Silicon Valley Bank